Other Exhibit (b)


                    DREYFUS GROWTH AND VALUE FUNDS, INC.

                      DREYFUS LARGE COMPANY GROWTH FUND
                       DREYFUS AGGRESSIVE GROWTH FUND
                      DREYFUS LARGE COMPANY VALUE FUND
                        DREYFUS AGGRESSIVE VALUE FUND
                          DREYFUS MIDCAP VALUE FUND
                      DREYFUS SMALL COMPANY VALUE FUND
                      DREYFUS INTERNATIONAL GROWTH FUND
                      DREYFUS INTERNATIONAL VALUE FUND
                        DREYFUS EMERGING LEADERS FUND
                       DREYFUS TECHNOLOGY GROWTH FUND


Assistant Secretary's Certificate


I, Eric B. Fischman, Vice President and Assistant Secretary of Dreyfus Growth and Value Funds, Inc. (the "Fund"), hereby certify that set forth below is a copy of the resolution adopted by the Fund's Board members at a Board Meeting held on February 11, 1998.



PROPOSED RESOLUTIONS


RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's Board:

President and Treasurer                 Marie E. Connolly
Vice President and Assistant Treasurer       Richard W. Ingram
Vice President and Assistant Treasurer       Mary A. Nelson
Vice President and Assistant Treasurer       Joseph F. Tower, III
Vice President, Assistant Treasurer and      Michael S. Petrucelli
          Assistant Secretary
Vice President and Assistant Secretary       Douglas C. Conroy
Vice President and Assistant Secretary       Christopher J. Kelley
Vice President and Assistant Secretary       Kathleen K. Morrisey
Vice President and Assistant Secretary       Elba Vasquez

; and it be further




RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Marie E. Connolly, Richard W. Ingram, Christopher J. Kelley, Kathleen K. Morrisey, Michael S. Petrucelli and Elba Vasquez, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as whom he or she is acting as attorney-in-fact, might or could do in person.


IN WITNESS WHEREOF, I have hereunto signed my name and affixed seal of the Fund on February 27, 1998.





                              Michael S. Petrucelli




                              Michael S. Petrucelli
                              Vice President and Assistant Secretary


(Seal)